SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   September 13, 1999
                                                 -------------------------------


                              SOLECTRON CORPORATION
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               (Exact name of registrant as specified in charter)

          DELAWARE                      1-11098                  94-2447045
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)

777 GIBRALTAR DRIVE, MILPITAS, CALIFORNIA                          95035
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code          (408) 957-8500
                                                   -----------------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On September 13, 1999, the Registrant issued a press release regarding the completion of a definitive merger agreement with SMART Modular Technologies, Inc. which included the following statements:

MILPITAS and FREMONT, California -- Solectron Corporation (NYSE: SLR), the world's largest provider of customized electronics manufacturing solutions to original equipment manufacturers (OEMs), and SMART Modular Technologies, Inc. (NASDAQ: SMOD), a leading designer and manufacturer of memory modules and memory cards, embedded computers and I/O products, today announced the completion of a definitive merger agreement. The acquisition is another step in enabling Solectron to expand its service capabilities and infrastructure as it continues to transform itself into a global supply-chain facilitator.

The transaction is the largest in the electronics manufacturing services (EMS) industry, valued at approximately US$2 billion based on the September 10, 1999, closing price of Solectron common stock. Under the terms of the transaction, shareholders of SMART will receive .51 shares of Solectron stock for each share of SMART stock. Solectron will issue approximately 23.1 million shares of Solectron common stock and assume all stock options held by SMART employees. The transaction will be accounted for under the pooling of interests method and is structured as a tax-free reorganization.

Under the terms of the agreement, SMART will operate as part of Solectron's newly formed technology solutions business unit. The agreement is subject to customary closing conditions, including shareholder approval. Ajay Shah, Lata Krishnan and Mukesh Patel who collectively own approximately 35 percent of SMART's outstanding shares have agreed to vote their shares in favor of the merger. The transaction is expected to be accretive by approximately US$0.09 in fiscal 2000 to Solectron before the transaction charges.

"A global supply-chain facilitator is structured to efficiently satisfy the demands of the global market, which is made up of customers, suppliers and Solectron," said Dr. Ko Nishimura, Solectron's chairman, president and CEO. "Solectron's global supply-chain facilitator model is made up of business-unit enterprises, consisting of highly efficient and cost effective technology, materials, manufacturing and operations, and global services. All of these units are integrated with effective supply-chain processes and systems to provide real-time information internally between business units, and to the global market. This will enable Solectron to respond with the most effective and efficient supply-chain solutions from technology, through fulfillment and global services for the time-dependent marketplace, where technology innovations continue to shorten product life cycles."

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

"Over our 11-year history, we have been able to create strong product offerings and a differentiated outsourcing value proposition for our OEM customers in each of our technology focus areas," said Ajay Shah, chairman, CEO and co-founder of SMART Modular Technologies, Inc. "We are continuing to see increased customer demands for complex manufacturing process capability for our new product offerings within memory, data communications, and embedded boards and systems. By joining forces with Solectron, it will allow us to focus on our products and technology offerings while accelerating our growth by utilizing Solectron's advanced manufacturing process strengths, operations capability and global footprint. At the same time, we will be able to utilize our technical, sales, marketing and design strengths to create an effective supply-chain process for our customers."

"The acquisition will significantly enhance Solectron's current technology capabilities," said Dr. Saeed Zohouri, Solectron's senior vice president and chief operating officer. "Solectron intends to integrate SMART into its current solutions offering by creating a technology solutions business unit that offers unparalleled products and services for the world's leading electronics OEMs. This business unit will be made up of Force Computers, SMART Modular Technologies, Inc. and other design groups within Solectron."

With the  addition  of SMART,  Solectron's  newly  formed  technology  solutions business unit will provide a full range of value-added solutions across the entire product life cycle. This includes building block technologies such as memory modules; embedded board and systems solutions for telecommunications, networking, industrial control and consumer applications; communications solutions such as I/O, networking and wireless devices; and PC/server solutions for servers, desktops and notebook applications.

Solectron's global manufacturing and operations business unit will continue to provide a full range of custom design solutions including ASIC designs, re-designs, "one-off's" and a full range of New Product Introduction (NPI) services. Solectron's global network of NPI centers, located close to its customers' design teams, will also continue to provide a full range of pre-manufacturing services including component and concurrent engineering, test development, prototypes, procurement and assembly.

At the completion of the transaction, Solectron will appoint Ajay Shah, 39, as president and CEO of the newly formed technology solutions business unit, reporting to Nishimura. Shah has more than 15 years of technology, marketing and senior executive experience in the high-tech and electronics industry. Prior to SMART, Shah held strategic marketing and management positions at Samsung Semiconductor, Inc. and Advanced Micro Devices. Shah holds a bachelor's of science degree in engineering, with a major in mechanical engineering from the University of Baroda, India, and a master's of science degree in engineering management from Stanford University.

Solectron will be adding approximately 1,900 associates and 290,000 square feet (26,941 square meters) of manufacturing capacity as a result of the transaction. Solectron will be gaining a manufacturing presence in Aguada, Puerto Rico, and additional manufacturing capacity through SMART's facilities in Fremont,
California; East Kilbride, Scotland; and Penang, Malaysia. In addition, Solectron will gain design centers in Fremont, California; Bangalore, India; Boston, Massachusetts; and Ayr, Scotland.

Merrill Lynch acted as financial advisor to Solectron. Morgan Stanley and Warburg Dillon Reed acted as financial advisors to SMART.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended, based on current expectations that involve a number of risks and uncertainties. In particular, while the companies have executed a definitive merger agreement, there is no assurance that the parties will complete the transaction. In the event that the companies do not receive the necessary government or shareholder approvals or fail to satisfy conditions for closing, the transaction will terminate. Other potential risks that could cause actual events to differ materially are included in Securities and Exchange Commission filings, including Form 10-Ks and Form 10-Qs for Solectron Corporation and SMART Modular Technologies, Inc., respectively.

About  SMART
SMART Modular Technologies, Inc. is a leading independent manufacturer of specialty and standard memory modules, Flash memory cards, high performance embedded computer modules as well as I/O product solutions. SMART offers more than 500 products to leading OEMs in the computer, networking and telecommunications industries. SMART has manufacturing facilities in California, Puerto Rico, Malaysia and Scotland; design centers in California, India, Massachusetts and Scotland and sales offices worldwide. More information on SMART can be obtained on the Internet at www.smartmodulartech.com.

About  Solectron
Founded in 1977, Solectron Corporation (www.solectron.com) provides integrated solutions that span the entire product life cycle - from pre-production planning and design, to manufacturing, distribution, and end-of-life product service and support - for the world's leading electronics OEMs. Solectron offers its customers competitive outsourcing advantages such as access to advanced manufacturing technologies, shortened product time-to-market, reduced cost of production and more effective asset utilization.

The company has received more than 210 quality and service awards from its customers in addition to the 1997 and 1991 Malcolm Baldrige National Quality Awards. Solectron is the first company to win the Baldrige Award for Manufacturing twice in the 11-year history of the national program. The company has more than 37,000 associates in 23 manufacturing facilities worldwide with more than 7 million square feet of capacity. Revenues for fiscal 1999, ended August 31, were US$8.4 billion.

                                      ###

SOLECTRON CORPORATION


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       SOLECTRON CORPORATION
                                       (Registrant)


Date:  September 17, 1999





                                       /s/ Susan S. Wang
                                       ----------------------------------------
                                       Susan S. Wang
                                       Senior Vice President, Chief
                                       Financial Officer and Secretary
                                      (Principal Financial and
                                       Accounting Officer)



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